Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1994

                    Fund I  Fund II   Fund III  Fund IV  Fund V  Fund VI  Fund VII   Fund VIII  Fund IX    Loans      Total

20th Century     1875864          -          -        -       -        -         -           -        -        -    1875864
KCL stock              -    3230170   14265203        -       -        -         -           -        -        -   17495373
Met Life GIC           -          -          -  4272044       -        -         -           -        -        -    4272044
Vang Bond              -          -          -        -  432890        -         -           -        -        -     432890
Tpleton Fore           -          -          -        -       -  1572520         -           -        -        -    1572520
Vang Bal               -          -          -        -       -        -    238403           -        -        -     238403
Fide Value             -          -          -        -       -        -         -     1481087        -        -    1481087
Vang Ext               -          -          -        -       -        -         -           -   227234        -     227234
Loans                  -          -          -        -       -        -         -           -        -   750614     750614
Total Invest     1875864    3230170   14265203  4272044  432890  1572520    238403     1481087   227234   750614   28346029

Restr cash             -          -       2516        -       -        -         -           -        -        -       2516
Cash               -4105       2693      38816  -174087   58016    17491      9065       28357    21861        -      -1893
Int rec                -          -          -    16848       -        -         -           -        -        -      16848
Contr rec           4204       3396      17572     4428    1033     3486       636        2671      650        -      38076
                 1875963    3236259   14324107  4119233  491939  1593497    248104     1512115   249745    750614  28401576



Forf escr              -          -       2516        -       -        -         -           -        -         -      2516

Net assets avail
for plan benef   1875963    3236259   14321591  4119233  491939  1593497    248104     1512115   249745    750614  28399060



Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1993

                 Fund I Fund II Fund III Fund IV Fund V  Fund VI Fund VIIFund VIII Fund IX Loans     Total

20th Century    1978932       -        -       -      -        -        -        -       -     -   1978932
KCL stock             - 3731015 16250627       -      -        -        -        -       -     -  19981642
Met Life GIC          -       -        - 4487870      -        -        -        -       -     -   4487870
Vang Bond             -       -        -       - 366501        -        -        -       -     -    366501
Tpleton Fore          -       -        -       -      -  1127238        -        -       -     -   1127238
Vang Bal              -       -        -       -      -        -   219481        -       -     -    219481
Fide Value            -       -        -       -      -        -        -  1133812       -     -   1133812
Vang Ext              -       -        -       -      -        -        -        -  185182     -    185182
Loans                 -       -        -       -      -        -        -        -       - 593428   593428
Total Invest    1978932 3731015 16250627 4487870 366501  1127238   219481  1133812  185182 593428 30074086

Restr cash            -       -     7246       -      -        -        -        -       -      -     7246
Cash             -78551   18812   102559   11484  22018    80398     1035    29650  -18034      -   169371
Int rec               -       -        -   18000      -        -        -        -       -      -    18000
Contr rec          3744    5044    20130    4425    791     3601      598     2983     675      -    41991
                1904125 3754871 16380562 4521779 389310  1211237   221114  1166445  167823 593428 30310694



Forf pay              -       -     1216       -      -       -         -        -       -      -     1216
Forf escr             -       -     7246       -      -       -         -        -       -      -     7246
                      -       -     8462       -      -       -         -        -       -      -     8462

Net assets avail
for plan benef  1904125 3754871 16372100 4521779 389310 1211237    221114  1166445  167823 593428 30302232



Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1994

                         Fund I    Fund II   Fund III   Fund IV  Fund V  Fund VI  Fund VII  Fund VIII  Fund IX   Loans    Total

Contributions:
Employer                      -          -    1620969         -       -        -         -          -        -       -  1620969
Employee                 270734     287032          -    323503   78804   280045     55049     268743    57059       -  1620969
                         270734     287032    1620969    323503   78804   280045     55049     268743    57059       -  3241938

Invest income, net:
Interest                      -          -       1183    197275       -        -         -          -        -       -   198458
Int on parti loans         8358       7054          -      8828    2120     6037      1308       7036     1221       -    41962
Dividends                  4293     106698     468571         -   27171    25606      8758       5663     3357       -   650117
Net appr (depre)
on investments           -29274    -613765   -2694895         -  -37771   -36302    -12407      85924    -7845       - -3346335
Net investment income    -16623    -500013   -2225141    206103   -8480    -4659     -2341      98623    -3267       - -2455798

Total incr (decr)        254111    -212981    -604172    529606   70324   275386     52708     367366    53792       -   786140


Employee withd          -112905    -256975   -1381214   -551601  -39830   -57580    -10941    -197292   -15851       - -2624189
Forfeitures                   -          -     -65123         -       -        -         -          -        -       -   -65123
Loans:  Made            -128458    -103018          -   -117830   -8055   -37698     -5265     -32709    -1857  434890        -
        Repaid            52996      50010          -     66301   13051    35408      7371      46210     6357 -277704        -
Transfers                -93906       4352          -   -329022   67139   166744    -16883     162095    39481       -        -
Total decr              -282273    -305631   -1446337   -932152   32305   106874    -25718     -21696    28130  157186 -2689312

Net assets avail for plan benef:
Net incr (decr)          -28162    -518612   -2050509   -402546  102629   382260     26990     345670    81922  157186 -1903172
Begin of year           1904125    3754871   16372100   4521779  389310  1211237    221114    1166445   167823  593428 30302232

End of year             1875963    3236259   14321591   4119233  491939  1593497    248104    1512115   249745  750614 28399060


Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1993

                    Fund I  Fund II Fund III  Fund IV  Fund V  Fund VI  Fund VII  Fund VIII  Fund IX   Loans     Total

Contributions:
Employer                 -        -  1505520        -       -        -         -          -        -       -   1505520
Employee            447025   345407        -   491439   27233    75900     17031      83104    18381       -   1505520
                    447025   345407  1505520   491439   27233    75900     17031      83104    18381       -   3011040

Invest income, net:
Interest                 -        -     1842   294190       -       -          -          -        -       -    296032
Int on parti loans   10977     6204        -    12898     589    1900        429       2094      326       -     35417
Dividends             4416   115066   436947        -    6928   14630       4461       8737     2145       -    593330
Net appr (depre)
on investments       96948   190064   401820   -82648   -6523   98434      -1767      44984     1211       -    742523
Net invest income   112341   311334   840609   224440     994  114964       3123      55815     3682       -   1667302

Total increase      559366   656741  2346129   715879   28227  190864      20154     138919    22063       -   4678342


Employee withd     -138143  -253657 -1051890  -555744  -10219   -4815       -675      -5717    -1854       -  -2022714
Forfeitures              -        -   -65820        -       -       -          -          -        -       -    -65820
Loans:  Made        -86910  -118063        -  -155155   -3397   -7893       -100      -7118     -952  379588         -
        Repaid       72811    49367        -    94005    4530    9792       2404      11626     1630 -246165         -
Transfers         -1161657  -842621        -  -764182  370169 1023289     199331    1028735   146936       -         -
Total decr        -1313899 -1164974 -1117710 -1381076  361083 1020373     200960    1027526   145760  133423  -2088534

Net assets avail for plan benef:
Net inc (dec)      -754533  -508233  1228419  -665197  389310 1211237     221114    1166445   167823  133423   2589808
Beginning of yr    2658658  4263104 15143681  5186976       -       -          -          -        -  460005  27712424

End of year        1904125  3754871 16372100  4521779  389310 1211237     221114    1166445   167823  593428  30302232



Kansas City Life Insurance Company
Savings and Investment Plan
Notes To Financial Statements


ORGANIZATION

The Kansas City Life Insurance Company Savings and Investment Plan (the Plan) is a defined contribution benefit plan sponsored by Kansas City Life Insurance Company (the Company) and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by a committee appointed by the Executive Committee of the Company. On January 1, 1988, the original plan was revised to incorporate the provisions of Section 401(k) of the Internal Revenue Code. The cash and investments of the Plan are in the custody of three trustees who are also
officers of the Company.   On September 1, 1993, the Plan was revised to
increase the number of investment funds from four to nine. Funds I, II, and III were unchanged. Fund IV was changed from fixed income investments to a Guaranteed Interest Contract (GIC). Funds V through IX were added. Fund I invests in a growth stock fund. Funds II and III invest in the Company's common stock. All Company contributions and earnings thereon are included in
Fund III.   Fund V invests in an investment grade bond fund.  Fund VI invests in a managed global common stock fund. Fund VII invests in a balanced index fund. Fund VIII invests in a capital appreciation stock fund. Fund IX invests in a small capitalization stock index fund.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Plan have been prepared on the basis of generally accepted accounting principles.

Valuation of Investments

The investments of the Plan in Funds I and V through IX are reported at fair value based upon quoted market prices. The investments in Funds II and III are reported at fair value based upon December's average bid price. Investments in Fund IV are reported at the contract value as stated in the guaranteed interest contract. The cost of investments sold is determined on the specific identification basis.

Expenses

All costs associated with the administration of the Plan are borne by the Company.

ELIGIBILITY

Each employee, who is at least 21 years of age and has completed one year of employment, with a minimum of 1,000 hours of employment from date of hire is qualified to participate in the Plan.


NOTES TO FINANCIAL STATEMENTS (continued)


CONTRIBUTIONS

The participant may elect to enter into a compensation reduction agreement with the Company by which a contribution will be made in an amount equal to one to ten percent of his or her unreduced monthly base salary. The maximum participant contribution for 1994 could not exceed $9,240, with cost of living increases in future years. Effective January 1, 1994, the maximum contribution made for any participant who is classified as highly compensated was changed from five to six percent. The contribution rate can be changed only once in any six month period.

The Company, with respect to each participant, contributes to the Plan as soon as practicable after the end of each month, out of its current or accumulated earnings and profits, an amount equal to 100 percent of such participant's contribution to the Plan. The Company's contributions are made in common stock of the Company, which may be either treasury or authorized and unissued stock. Treasury Stock or shares of authorized but unissued stock are valued at the average of its bid price on the over-the-counter market for all business days following the previous monthly valuation date.

WITHDRAWALS AND LOANS

The Plan allows a participant to withdraw all or a part of the value of his or her account which was contributed prior to January 1, 1988. The value of a participant account attributable to contributions after that date may not be withdrawn except in cases of extreme financial hardship. Hardship withdrawals are subject to the approval of the Administrative Committee, and any such withdrawal will be limited to the amount of actual contributions made to the Plan. Gains associated with the contributions or any of the matching Fund III amounts may not be withdrawn for any reason.

A participant may request a loan from the 401(k) portion of their elective accounts under the terms and conditions established by the Administrative Committee. The amount that may be borrowed is limited in accordance with the Internal Revenue Code Section 72(p). Loans will be made for a period no longer than five years, except for a loan used to acquire a primary residence, which may be for up to ten years.

VESTING

Company contributions vest to the participant 30 percent after three years of employment, 40 percent after four years and an additional 20 percent each year thereafter until the participant is fully vested in Company contributions after seven years.






NOTES TO FINANCIAL STATEMENTS (continued)


TAX STATUS

The Internal Revenue Service has issued a determination letter dated June 12, 1991 that, in form, the Plan and Trust forming a part thereof, meet the requirements of the Internal Revenue Code Section 401(a) as a qualified plan and trust. A request for a new determination letter was filed December 22, 1994. The plan administrator believes the Plan, as amended, will constitute a qualified plan under the Internal Revenue Code. In the event the IRS determines that the revised Plan does not qualify, the Plan will be further amended, retroactively, in order to obtain a favorable determination letter as to its qualified status. The plan administrator does not expect that such an additional amendment, if any, would have a material effect on the financial position or changes in net assets of the Plan. If the Plan qualifies in operation, the Trust's earnings will be exempt from taxation, the Company's contributions will be deductible, and each participant will incur no current tax liability on either the Company's contributions or any earnings of the trust credited to the participant's account prior to the time that such contributions or earnings are withdrawn or made available to the participant. At the time a distribution occurs, whether because of retirement, termination, death, disability or voluntary withdrawal of funds, any amounts distributed comprised of Company contributions, employee pretax contributions, and earnings on contributions of the Company or the participant shall be taxed to the participant at the tax rate then in effect. The Plan administrator is not aware of any series of events or course of actions that could adversely affect the Plan's qualified status.

RESTRICTED CASH AND INVESTMENTS

Participants under the original provision of the savings and investment plan, who are less than 50 percent vested in Fund III and who elect to withdraw proceeds from their accounts will forfeit an amount equal to 50 percent of the withdrawal, but the dollar amount forfeited cannot exceed their non-vested funds.

Such forfeitures are to be held in escrow for a period not to exceed five years. If the full amount withdrawn by the employee is repaid to the Plan, amounts held in escrow will be restored for the benefit of the participant. Amounts which are not repaid within five years are used to reduce future employer contributions.

All forfeitures resulting from a termination of employment will be immediately reallocated to reduce future employer contributions.


NOTES TO FINANCIAL STATEMENTS (continued)


INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's participating employees' net assets available for plan benefits follows.

                                                         1994        1993
20th Century Growth  Fund,
100,099 shares-1994, and 88,345 shares-1993.      $ 1,875,864 $ 1,978,932

Kansas City Life Insurance Company Common Stock,
422,900 shares-1994, and 403,996 shares-1993.      17,495,373  19,981,642

Met Life Guaranteed Interest Contract Account       4,272,044   4,487,870

Templeton Foreign Fund
178,290 shares - 1994, and 39,831 shares - 1993.    1,572,520   1,127,238



The fair value of the Plan's investments has changed as follows.

                           1994                          1993

                                  Net                            Net
                             Appreciation                    Appreciation
                           (Depreciation)                  (Depreciation)
                Fair Value  In Fair Value     Fair Value    In Fair Value

Fund    I       $1,875,864      $(29,274)     $1,978,932          $96,948
       II        3,230,170      (613,765)      3,731,015          190,064
      III       14,265,203    (2,694,895)     16,250,627          401,820
       IV        4,272,044              -      4,487,870         (82,648)
        V          432,890       (37,771)        366,501          (6,523)
       VI        1,572,520       (36,302)      1,127,238           98,434
      VII          238,403       (12,407)        219,481          (1,767)
     VIII        1,481,087         85,924      1,133,812           44,984
       IX          227,234        (7,845)        185,182            1,211

        Total  $27,595,415   $(3,346,335)    $29,480,658         $742,523



Kansas City Life Insurance Company
Savings and Investment Plan
Assets Held for Investment
December 31, 1994

                             Number of
                             Shares or
Description of Invest        Par Value              Cost         Fair Value

Common Stock:
Kansas City Life Ins Co    422,900 shs       $13,250,760        $17,495,373

Mutual funds:
20th Century Growth Fund   100,099 shs         1,361,835          1,875,864
Met Life GIC Account        $4,272,044         4,272,044          4,272,044
Vanguard Bond Index Fund    47,207 shs           472,000            432,890
Templeton Foreign Fund     178,290 shs         1,515,673          1,572,520
Vanguard Bal Index Fund     23,056 shs           251,602            238,403
Fidelity Value Fund         36,292 shs         1,359,143          1,481,087
Vanguard Ext Fund           12,269 shs           233,981            227,234
  Total mutual funds                           9,466,278         10,100,042

Loans:
Loans to participants (interest rates range from
  6.5% to 10.0%)                     -           750,614            750,614

                                             $23,467,652        $28,346,029




Kansas City Life Insurance Company
Savings and Investment Plan
Transactions in Excess of
Five Percent of the Current Value of the Plan Assets
Year ended December 31, 1994



Party Involved and
Description of Asset  Transactions   Shares      Cost   Consider  Net Gain


Category (iii)--series of transactions in excess of 5 percent of plan assets:

Kansas City Life
  Common Stock             14 buys   28,695 1,273,791          -         -
Kansas City Life
  Common Stock             8 sells   12,436   384,974    564,319   179,345



There were no category (i), (ii), or (iv) reportable transactions during 1994.